EXECUTION VERSION

AMENDMENT NO. 3 TO SENIOR SECURED TERM LOAN AGREEMENT
THIS AMENDMENT NO. 3 TO SENIOR SECURED TERM LOAN AGREEMENT (this “Amendment”) dated as of August 16, 2013 is among Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), the Restricted Persons party hereto, the several banks and other financial institutions signatories hereto (the “Lenders”), Credit Suisse AG, as Administrative Agent for the Lenders (the “Administrative Agent”).
RECITALS
A.    The Borrower, the Lenders and the Administrative Agent are parties to a Senior Secured Term Loan Agreement dated as of March 23, 2012 (as amended by that certain Amendment No. 1 to Senior Secured Term Loan Agreement dated August 2, 2012 and that certain Amendment No. 2 to Senior Secured Term Loan Agreement dated April 25, 2013 and as further amended, modified or supplemented prior to the date hereof, the “Existing Term Loan Agreement”).
B.     The Borrower has requested that the Existing Term Loan Agreement be amended in the manner set forth herein (the Existing Term Loan Agreement, as amended by this Amendment, the “Term Loan Agreement”), subject to the satisfaction of the conditions precedent to effectiveness referred to in Section 5 hereof.
C.    The Borrower has requested that the Majority Lenders waive any mandatory prepayments of the Loans as set forth herein, subject to the satisfaction of the conditions precedent to effectiveness referred to in Section 5 hereof.
D.    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Restricted Persons party hereto, the Administrative Agent and the Majority Lenders agree as follows:
1.    Defined Terms.
1.1.    Unless the context otherwise requires, the terms defined in the Existing Term Loan Agreement shall have the same meanings whenever used in this Amendment; provided that the following capitalized terms shall be defined as follows:
“Class H Units” means the common units representing limited partnership interests in ETP designated as “Class H Units” of ETP pursuant to Amendment No. 5 to Second Amended and Restated Agreement of Limited Partnership of ETP dated as of the Amendment Effective Date (as defined below).

019557-0110-14415305

“ETP Unit Exchange” means a transaction or series of transactions pursuant to which 50,160,000 common units in ETP held, directly or indirectly, by the Borrower are contributed to or redeemed by ETP in exchange for 50,160,000 Class H Units.
“Exchange Agreement” means that certain Exchange and Redemption Agreement dated as of August 7, 2013 among the Borrower and ETP.
2.    Amendments to Existing Term Loan Agreement as of the Amendment Effective Date. The Existing Term Loan Agreement is amended, as of the Amendment Effective Date, as follows:
2.1.    Amendments to Section 1.01 (Defined Terms).
(a)    The following definitions are added in the appropriate alphabetical order:
“Class H Units” means the common units representing limited partnership interests in ETP designated as “Class H Units” of ETP.
“Reimbursed IDR” means any incentive distribution right relinquished in connection with either the Sunoco Transaction or the Holdco Transactions and either subsequently reinstated or with respect to which cash payments or priority distributions are made or scheduled to be made in order to reimburse the holder for all or a portion the amount of distributions previously relinquished.
“Third Amendment Effective Date” means August 19, 2013.
(b)    The definition of “Value” is hereby amended by adding the following sentence at the end of such definition:
“Notwithstanding anything herein to the contrary, Value derived from Class H Units shall be included herein and calculated in a manner consistent with clause (ii) above.”

2.2.    Amendment to Section 7.04(a). Section 7.04(a) of the Existing Term Loan Agreement is hereby amended by deleting clause (iii) thereof in its entirety and replacing it with the following language:
(iii) the sale, exchange or other disposition of Equity Interests by any such Person, provided that with respect to this clause (iii): (A) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (B) after giving effect to such sale, exchange or other disposition on a pro forma basis as if it had occurred on the first day of the test period most recently ended, the Borrower shall be in compliance with Section 7.12, (C) either (1) (x) the aggregate sale of limited partnership units of ETP from and after the Second Amendment Effective Date shall not exceed 25% of such units owned by the Borrower or of such units owned by its Restricted Subsidiaries as of the closing of the Holdco Transactions and (y) the aggregate sale of limited partnership units of Regency from and after the Second Amendment Effective Date shall not exceed 25% of such units owned by the Borrower or of such units owned by its Restricted Subsidiaries as of the Second Amendment Effective Date or (2) solely with respect to a sale, exchange or other disposition of common limited partnership units of ETP or Regency, at or prior to the consummation of any such sale, exchange or other disposition, (x) the Borrower shall have received a fairness opinion from an independent investment bank that such sale, exchange or other disposition and all related transactions, taken as a whole, are fair from a financial point of view and (y) each Rating Agency shall have confirmed that, immediately after giving effect to such sale, exchange or other disposition, the Borrower’s corporate rating (in the case of S&P) and the Borrower’s corporate family rating (in the case of Moody’s) will be equal to or higher than such rating immediately prior to giving effect to such sale, exchange or other disposition or shall not have downgraded either the Borrower’s corporate rating (in the case of S&P) or the Borrower’s corporate family rating (in the case of Moody’s) as a result of such sale, exchange or other disposition within 60 days of the announcement thereof, and (D) the Net Asset Sale Proceeds thereof in excess of $25,000,000 shall be applied to prepay the Loans (as contemplated by Section 2.05(b));

2.3.    Amendment to Section 7.04(d).
(a)    The first sentence of Section 7.04(d) of the Existing Term Loan Agreement is hereby amended by deleting “and (iv)” at the end of clause (iii) and replacing it with the following language:
, (iv) from time to time after the Third Amendment Effective Date, any such Person may relinquish any Reimbursed IDRs provided that such Restricted Person provides forecasts reasonably satisfactory in form and substance to the Administrative Agent that such relinquishment will, for the period of eight fiscal quarters beginning with the fiscal quarter in which such relinquishment occurs, after giving pro forma effect to such relinquishment and the cash distributions anticipated from the consideration received as an inducement for such Person to relinquish such Reimbursed IDR, not reduce the aggregate amount of cash distributions received by such Restricted Person during such period, and (v)

(b)    The second sentence of Section 7.04(d) of the Existing Term Loan Agreement is hereby amended by replacing “clause (iv)” with the language “clause (v)”.
3.    Consent With Respect to ETP Unit Exchange. Notwithstanding any term, provision or condition of the Loan Documents to the contrary, each of the Administrative Agent and the undersigned Majority Lenders hereby consents to and waives any provisions of the Loan Documents prohibiting the consummation of the ETP Unit Exchange. The Lenders hereby authorize the Collateral Agent to release any Liens on the common units in ETP subject of the ETP Unit Exchange.

4.    Waiver of Mandatory Prepayments. The undersigned Majority Lenders hereby waive any mandatory prepayment (and all other requirements of Section 2.05(b)) with respect to Net Asset Sale Proceeds resulting from the ETP Unit Exchange.
5.     Amendment Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)    the Administrative Agent shall have received:
(i)    an original counterpart of this Amendment, duly executed by the Borrower, the Administrative Agent, each Restricted Person and the Majority Lenders;
(ii)    a certificate signed by a Responsible Officer of the Borrower certifying that the representations and warranties of the Borrower set forth in Section 7 of this Amendment shall be true and correct; and
(iii)    payment, for the account of each Lender that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time on August 16, 2013 (the “Consent Deadline”) consenting to the amendments set forth in Section 2 of this Amendment and the consent and waiver set forth in Section 3 and Section 4 of this Amendment, respectively, an amendment fee (the “Amendment Fee”) in an amount equal to 0.05% of the aggregate principal amount of the Term Loans of such Lender outstanding as of the Consent Deadline (it being understood that the Borrower shall have no liability to pay the Amendment Fee if the Amendment Effective Date does not occur);
(b)    the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least one (1) day prior to the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Amendment Effective Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent);
(c)    the Borrower shall be contemporaneously consummating the transactions contemplated by the Exchange Agreement; and
(d)    the Borrower shall, contemporaneously with the consummation of the transactions contemplated by the Exchange Agreement, have pledged the Class H Units as Collateral in accordance with the Loan Documents.
The date on which such conditions have been satisfied (or waived) is referred to herein as the “Amendment Effective Date”.
6.    Majority Lenders Direction to Administrative Agent. The Majority Lenders hereby direct the Administrative Agent to execute this Amendment.
7.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:
(a)    This Amendment has been duly authorized by all necessary limited partnership action and constitutes the binding obligation of the Borrower.
(b)    Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.
(c)    The execution and delivery by the various Restricted Persons of this Amendment, the performance by each of its obligations hereunder, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with any provision of (A) any Law, (B) the organizational documents of the Borrower, any of its Subsidiaries or the General Partner, (C) any agreement governing material Indebtedness for borrowed money of the Restricted Persons or (D) any other material agreement, judgment, license, order or permit applicable to or binding upon the Borrower, any of its Restricted Subsidiaries or the General Partner, (ii) result in the acceleration of any material Indebtedness owed by the Borrower, any of its Restricted Subsidiaries or the General Partner, or (iii) result in or require the creation of any Lien upon any assets or properties of the Borrower, any of its Restricted Subsidiaries or the General Partner. No permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of this Amendment or to consummate any transactions contemplated hereby.
(d)     After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(e)    Since December 31, 2012, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.
8.    Confirmation of Loan Documents.    By its execution on the respective signature lines provided below, as of the Amendment Effective Date, each of the Restricted Persons hereby confirms and ratifies all of its obligations and the Liens granted by it under the Loan Documents (in each case, as amended hereby as of such date) to which it is a party, represents and warrants that the representations and warranties set forth in such Loan Documents are complete and correct in all material respects on the date hereof as if made on and as of such date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be complete and correct in all material respects as of such specified earlier date and confirms that all references in such Loan Documents to the “Credit Agreement” (or words of similar import) refer to the Term Loan Agreement as amended hereby as of such date without impairing any such obligations or Liens in any respect.
9.    Effect of Amendment.     On and after the Amendment Effective Date, each reference to the Existing Term Loan Agreement in any Loan Document shall be deemed to be a reference to the Existing Term Loan Agreement, as amended by this Amendment. On and after the Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Term Loan Agreement and the other Loan Documents. On and after the Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import, as used in the Term Loan Agreement, shall, unless the context otherwise requires, mean the Term Loan Agreement.

10.    Confidentiality. The parties hereto agree that all information received from the Borrower or any Subsidiary in connection with this Amendment shall be deemed to constitute Information, for purposes of Section 10.07 of the Term Loan Agreement, regardless of whether such information was clearly identified at the time of delivery as confidential.
11.    Counterparts. This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form and all of such counterparts taken together constitute one instrument.
12.    References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment.
13.    Headings Descriptive. The headings of the several sections of this Amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this Amendment.
14.    Governing Law. This Amendment is governed by and will be construed in accordance with the law of the State of New York.
15.    Final Agreement of the Parties. THIS AMENDMENT, THE TERM LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
ENERGY TRANSFER EQUITY, L.P.,
By: LE GP, LLC, its general partner
By:  /s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer
ETE GP ACQUIRER LLC,
By: Energy Transfer Equity, L.P., its sole member
By: LE GP, LLC, its general partner
ETE SERVICES COMPANY, LLC,
By: Energy Transfer Equity, L.P., its sole member
By: LE GP, LLC, its general partner
By:    /s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer
ENERGY TRANSFER PARTNERS, L.L.C.

By:    /s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

Signature Page to
Amendment No. 3 to Senior Secured Term Loan Agreement

REGENCY GP LP
By: Regency GP LLC, its general partner
REGENCY EMPLOYEES MANAGEMENT HOLDINGS LLC
By: Regency GP LP, its sole member
By: Regency GP LLC, its general partner
REGENCY EMPLOYEES MANAGEMENT LLC
By: Regency GP LLC
AND
By: Regency Employee Management Holdings, LLC, its members
By: Regency GP LP, its sole member
By: Regency GP LLC, its general partner

By: /s/ Michael J. Bradley
Michael J. Bradley
President and Chief Executive Officer

Signature Page to
Amendment No. 3 to Senior Secured Term Loan Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
By:  /s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory
By:  /s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

Signature Page to
Amendment No. 3 to Senior Secured Term Loan Agreement